                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                                February 28, 2005

                Date of Report (date of earliest event reported)

                             COGNIGEN NETWORKS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          Colorado                              0-11730                       84-1089377
-----------------------------      -----------------------------      ------------------------
(State or other jurisdiction            (Commission File No.)               I.R.S. Employer
        of incorporation)                                                (Identification No.)

6405 218th Street, SW, Suite  305, Mountlake Terrace, Washington           98403
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(Address of principal executive offices)                                 (Zip Code)

                                 (425) 329-2300
                                 --------------
              (Registrant's telephone number, including area code)

               _____________________N/A___________________________
          (Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement.

On  February  28,  2005,  we  entered  into a letter  agreement  with SEGAL & Co
Incorporated  ("S&Co"),  which is  controlled  by  Robert  B.  Segal,  a current director  and the  current  Chairman  of our Audit  Committee.  Under the letter agreement, S&Co is to act as a non-exclusive financial advisor to us. If S&Co is successful in raising funds  acceptable to us, S&Co will be paid a financing fee of 4% of the  first  $5  million  of the  value  of the  transaction,  2% of the subsequent $10 million of the value of the  transaction and 1% thereafter of the value of the  transaction.  If S&Co.  is able to find a  merger  or  acquisition transaction  acceptable  to us,  S&Co is to  receive  2.5% of the  value  of the transaction. The agreement is for 12 months unless extended on a months to month basis thereafter.  The payments are due S&Co if the transaction occurs 12 months after the termination of the agreement; provided S&Co has notified us in writing whom S&Co has contacted.  We have also agreed to reimburse Segal its preapproved expenses  up to $2,000 per month.  The  agreement  with S&Co is  attached  as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Letter Agreement with SEGAL & Co.  Incorporated  dated February 28,
2005.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2005                                COGNIGEN NETWORKS, INC.

                                                        /s/Thomas S. Smith
                                                        ------------------
                                                        Thomas S. Smith
                                                        President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit 10.1 Letter Agreement with SEGAL & Co.  Incorporated  dated February 28,
2005